Exhibit 99.1

FORM OF SELLING STOCKHOLDER NOTICE AND QUESTIONNAIRE

The undersigned (the “Selling Stockholder”) is a beneficial holder of the common stock, par value $0.01 per share (the “Shares”), of JetBlue Airways Corporation (“JetBlue”) received upon exchange of the 0.75% Exchangeable Notes due 2017 (the “Notes”) of Lufthansa Malta Blues LP.  The Selling Stockholder understands that JetBlue may file with the Securities and Exchange Commission a registration statement (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended, of the Shares held by Lufthansa Malta Blues LP as of [                 ], 2015 or acquired thereafter in purchases made pursuant to the terms of the Notes and for which the Notes have been exchanged for Shares (“Registrable Securities”) in accordance with the terms and conditions of the Registration Rights Agreement, dated as of April 5, 2012 (the “Registration Rights Agreement”), among JetBlue, Deutsche Lufthansa AG and Lufthansa Malta Blues LP.  A copy of the Registration Rights Agreement is available from JetBlue upon request at the address set forth below.  All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement.  In order to sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement, a beneficial owner of Registrable Securities will be required to be named as a selling stockholder in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions, as described below).  Beneficial owners that do not complete this Notice and Questionnaire and deliver it to JetBlue as provided below will not be named as selling stockholders in the prospectus and therefore will not be permitted to sell any Registrable Securities pursuant to the Shelf Registration Statement.  Upon receipt of a completed Notice and Questionnaire from a beneficial owner following the effectiveness of the Shelf Registration Statement, JetBlue will file, in accordance with the Registration Rights Agreement, such amendments to the Shelf Registration Statement or supplements to the related prospectus as are necessary to permit such holder to deliver such prospectus to purchasers of Registrable Securities.

Certain legal consequences arise from being named as a selling stockholder in the Shelf Registration Statement and the related prospectus.  Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Shelf Registration Statement and the related prospectus.

NOTICE

The Selling Stockholder hereby gives notice to JetBlue of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Shelf Registration Statement.  The Selling Stockholder, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the Selling Stockholder has agreed to indemnify and hold harmless the directors and officers of JetBlue and each person, if any, who controls JetBlue within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, from and against certain losses arising in connection with statements concerning the Selling Stockholder made in the Shelf Registration Statement or the related prospectus in reliance upon the information provided in this Notice and Questionnaire.

Upon any sale of Registrable Securities pursuant to the Shelf Registration Statement, the Selling Stockholder will be required to deliver to JetBlue a Notice of Transfer (completed and signed) in the form attached hereto as Exhibit 1 and hereby undertakes to do so.

The Selling Stockholder agrees, by acquisition of the Notes and exchange thereof for Registrable Securities, that the Selling Stockholder shall not be entitled to sell any such Registrable Securities other than pursuant to a Registration Statement or in compliance with Rule 144 or pursuant to another exemption from registration under the Securities

Act and that the Selling Stockholder shall not be entitled to sell any such Registrable Securities pursuant to a Registration Statement and related prospectus unless such Holder has delivered to JetBlue a completed and signed Notice and Questionnaire in accordance with the Registration Rights Agreement and such other information required by the Registration Rights Agreement.

The Selling Stockholder hereby provides the following information to JetBlue and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.	(a)	Full Legal Name of Selling Stockholder:

(b)	Full Legal Name of registered holder (if not the same as (a) above) through which Registrable Securities listed in Item (3) below are held:

2.	Address for Notices to Selling Stockholder:

Telephone:

Fax:

Contact Person:

3.	Beneficial Ownership of Registrable Securities:

(a)	Number of Shares of Registrable Securities beneficially owned:

(b)	CUSIP No(s) of Registrable Securities beneficially owned:

4.	Beneficial Ownership of JetBlue’s securities owned by the Selling Stockholder:

Except as set forth below in this Item (4), the Selling Stockholder is not the beneficial or registered owner of any Other Securities.  “Other Securities” means securities of JetBlue other than the Registrable Securities listed above in Item (3).

(a)	Type and Amount of Other Securities beneficially owned by the Selling Stockholder:

(b)	CUSIP No(s) of such Other Securities beneficially owned:

5.
Please disclose the identity of the natural person or persons (i.e., individual or individuals) who hold final voting or investment power over the Shares being sold in the Registration Statement on Form S-3 (for example, the name of the fund manager, managing member of a limited liability company, individual general partner of a general partnership, trustee of a trust, etc.):

6.	Is the Selling Stockholder a “broker dealer” (please check one):

Yes: ☐	No: ☐

7.
If the answer to Item 6 is “no”, is the Selling Stockholder affiliated with a broker dealer, directly or indirectly through one or more intermediaries (i.e., does the Selling Stockholder control a broker dealer, is the Selling Stockholder controlled by a broker dealer, or is the Selling Stockholder under common control with a broker dealer) (please check one):

Yes: ☐	No: ☐

8.	Relationship with JetBlue:

Except as set forth below, neither the Selling Stockholder nor any of its affiliates, officers, directors or principal equityholders (5% or more) has held any position or office or has had any other material relationship with JetBlue (or its predecessors or affiliates) during the past three years.

State any exceptions here:

9.	Plan of Distribution:

Except as set forth below, the Selling Stockholder intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all):  Such Registrable Securities may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents.  If the Registrable Securities are sold through underwriters or broker-dealers, the Selling Stockholder will be responsible for underwriting discounts or commissions or agents’ commissions.  Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices.  Sales may be effected in transactions (which may involve cross or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, (iv) through the writing of options, (v) pursuant to Rule 144 under the Securities Act or (vi) pursuant to another exemption from registration under the Securities.  In connection with sales of the Registrable Securities or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers which may in turn engage in short sales of Shares in the course of hedging positions they assume.

State any exceptions here:

Note:  In no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of JetBlue.

The Selling Stockholder acknowledges that it understands its obligation to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Shelf Registration Statement.  The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

The Selling Stockholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein.

Pursuant to the Registration Rights Agreement, JetBlue has agreed under certain circumstances to indemnify the Selling Stockholder against certain liabilities.

In the event that the Selling Stockholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to JetBlue, the Selling Stockholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

In accordance with the Selling Stockholder’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the Selling Stockholder agrees to immediately notify JetBlue of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective.  All notices hereunder shall be made pursuant to the Registration Rights Agreement to the address set forth below.

By signing below, the Selling Stockholder consents to the disclosure of the information contained herein in its answers to Items (1) through (9) above and the inclusion of such information in the Shelf Registration Statement and the related prospectus.  The Selling Stockholder understands that such information will be relied upon by JetBlue in connection with the preparation of, or any amendment or supplement to, the Shelf Registration Statement and the related prospectus.

Once this Notice and Questionnaire is executed by the Selling Stockholder and received by JetBlue, the terms of this Notice and Questionnaire and the Registration Rights Agreement, and the representations and warranties contained herein and therein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives and assigns of JetBlue and the undersigned with respect to the Registrable Securities beneficially owned by the undersigned and listed in Item (3) above.  This Notice and Questionnaire shall be governed in all respects by the laws of the State of New York.

This Notice and Questionnaire shall be void unless the introductory details and Items (1) through (9) above are duly completed and the representations and warranties set forth herein and the Registration Rights Agreement are complied with.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:
Beneficial Owner

By:
Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED
NOTICE AND QUESTIONNAIRE:

Electronically to:
StockholderQuestionnaire@jetblue.com

By mail to:
JetBlue Airways Corporation
27-01 Queens Plaza North
Long Island City, New York, NY 11101
United States of America
Attn:  Corporate Secretary
Fax:  (718) 709-3631

Exhibit 1 to Notice and Questionnaire

NOTICE OF TRANSFER

JetBlue Airways Corporation
27-01 Queens Plaza North
Long Island City, New York, NY 11101
United States of America
Attn:  Corporate Secretary
Re:  Lufthansa Exchangeable Notes and JetBlue Airways Corporation (“JetBlue”)

Dear Sirs,

Please be advised that the undersigned has transferred                (the “Shares”) of JetBlue common stock, par value $0.01 per share, pursuant to an effective Registration Statement on Form S-3 (File No 333-               ) filed by JetBlue.  We hereby certify that the requirements, if any, of the Securities Act of 1933, as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Shares is named as selling stockholder in the Registration Statement or the prospectus included therein (or in amendments or supplements thereto) and that the aggregate number of Shares transferred are listed in such Registration Statement or the prospectus included therein (or in amendments or supplements thereto) opposite such owner’s name.

Dated:

Very truly yours,

Beneficial Owner

By:
(Authorized Signature)

 Ex 1-1